EXHIBIT 99.1

                         CERTIFICATION

   I, Ramon Chimelis, president, treasurer, and secretary of Big Sky Industries X, Inc., certify that:

1. I have reviewed this annual report on Form 10-KSB of Big Sky
   Industries X, Inc.

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report.

4. I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a - 14 and 15d - 14) for the registrant, and I have:

     a. Designed such disclosure controls and procedures to ensure that material information relating to the registrant is made known to me, particularly during the period in which this annual report is being prepared;

     b. Evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the "Evaluation Date"); and

     c. Presented in this annual report my conclusions about the effectiveness of the disclosure controls and procedures based on my evaluation as the Evaluation date.

5. I have disclosed, based on my most recent evaluation, to the registrant's auditors and board of directors:

      a. All significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data has been identified for the registrant's auditors and material weaknesses in internal controls; and

      b. Any fraud, whether or not material, that involves management (there are no employees as of May 20, 2003).

6. I have indicated in this annual report whether or not there were significant changes in internal controls or in other actors that could significantly affect internal controls subsequent to the date of my most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Date:      May 20, 2003                 /s/ Ramon Chimelis
                                        -------------------------
                                        Ramon Chimelis